                            KIMCO REALTY CORPORATION
                            (a Maryland corporation)

                                  Common Stock

                                 TERMS AGREEMENT


                                                Dated:  August 1, 2000


To:   Kimco Realty Corporation
      3333 New Hyde Park Road
      New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Dear Sirs:

      We understand that Kimco Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell the number of shares of its common stock, $.01 par value per share, set forth below (the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below), at the purchase price set forth below.

                                                          Number
                                                       of Shares of
                                                       Underwritten
           Underwriter                                  Securities
           -----------                                  ----------

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...........................        803,845
PaineWebber Incorporated..........................        419,225
A.G. Edwards & Sons, Inc..........................        269,230
Edward D. Jones & Co., L.P........................        307,700
                                                     ------------------
           Total..................................      1,800,000
                                                     ==================


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      The Underwritten Securities shall have the following terms:

Title of Securities: Common Stock, $.01 par value per share
Number of Shares: 1,800,000
Public offering price per share:  $42.50
Purchase price per share:  $40.32
Number of Option Securities, if any, that may be purchased by the
Underwriters:  270,000 Shares
Delayed Delivery Contracts:  Not authorized
Closing date and location:   August 7, 2000
                             Brown & Wood LLP
                             One World Trade Center
                             New York, New York 10048

      All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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      Please accept this offer no later than 7:00 P.M. (New York City time) on
August 1, 2000 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                              Very truly yours,

                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED
                              PAINEWEBBER INCORPORATED
                              A.G. EDWARDS & SONS, INC.
                              EDWARD D. JONES & CO., L.P.


                              By:  Merrill Lynch, Pierce, Fenner & Smith
                                             Incorporated

                              By: /s/ John J. Marshall II
                                 ------------------------
                                    John J. Marshall II
                                    Vice President


Accepted:

KIMCO REALTY CORPORATION

By: /s/ Glenn G. Cohen
   -------------------
      Glenn G. Cohen
      Vice President/Treasurer


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